Exhibit 10.30

 Execution Version

EQUITY PURCHASE AGREEMENT

THIS EQUITY PURCHASE AGREEMENT (this “Agreement”) dated as of December 8, 2025 is made by and between Amiens Technology Investments LLC, a Delaware limited liability company (the “Investor”), and FREECAST, INC., a Florida corporation (the “Company”).

WHEREAS, the parties hereto desire that, upon the terms and subject to the conditions contained herein, the Company, upon the execution of this Agreement, shall have the right to issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase from the Company, up to $50,000,000 in the aggregate gross purchase price of newly issued shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”);

WHEREAS, the Company has applied to list the Common Stock for trading on Nasdaq Global Market (“Nasdaq”); and

WHEREAS, the offer and sale of the shares of Common Stock issuable hereunder will be made in reliance upon Section 4(a)(2) under the Securities Act of 1933, as amended, and/or Rule 506 promulgated thereunder (the “Securities Act”), or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the transactions to be made hereunder.

NOW, THEREFORE, the parties hereto agree as follows:

Article I. Certain Definitions

Section 1.01 “Advance” shall mean any issuance and sale of Advance Shares from the Company to the Investor pursuant to Article II hereof.

Section 1.02 “Advance Date” shall mean the first (1st) Trading Day after expiration of the applicable Pricing Period for each Advance.

Section 1.03 “Advance Notice” shall mean, as applicable, an Advance Notice in the form of Exhibit A attached hereto delivered to the Investor.

Section 1.04 “Advance Notice Date” shall mean each date the Company is deemed to have delivered (in accordance with Section 2.01(b) and 2.01(c), as applicable, of this Agreement) an Advance Notice to the Investor, subject to the terms of this Agreement.

Section 1.05 “Advance Shares” shall mean the shares of Common Stock that the Company shall issue and sell to the Investor as requested by the Company pursuant to an Advance Notice.

Section 1.06 “Agreement” shall have the meaning set forth in the preamble of this Agreement.

Section 1.07 “Applicable Laws” shall mean all applicable laws, statutes, rules, regulations, orders, executive orders, directives, policies, guidelines and codes having the force of law, whether local, national, or international, as amended from time to time, including without limitation (i) all applicable laws that relate to money laundering, terrorist financing, financial record keeping and reporting, (ii) all applicable laws that relate to anti-bribery, anti-corruption, books and records and internal controls, including the United States Foreign Corrupt Practices Act of 1977, and (iii) any Sanctions laws.

Section 1.08 “Black Out Period” shall have the meaning set forth in Section 6.01(e).

Section 1.09 “Block Trades” means any privately negotiated transaction involving the sale or resale of shares of Common Stock, executed outside of the public exchange (including trades executed through alternative trading systems, dark pools, or direct negotiation), involving at least 10,000 shares of Common Stock, including trades where a broker-dealer attempts to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction. Such trades may be conducted without substantial marketing efforts prior to pricing and may include same-day trades, overnight trades or similar transactions.

Section 1.10 “Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day

Section 1.11 “Closing” shall have the meaning set forth in Section 2.02.

Section 1.12 “Commencement Irrevocable Transfer Agent Instructions” shall have the meaning set forth in Section 6.06.

Section 1.13 “Commitment Amount” shall mean $50,000,000 of Common Stock.

Section 1.14 “Commitment Fee” shall have the meaning set forth in Section 11.04.

Section 1.15 “Commitment Shares” shall have the meaning set forth in Section 11.04.

Section 1.16 “Commitment Period” shall mean the period commencing on the Effective Date and expiring upon the date of termination of this Agreement in accordance with Section 9.01.

Section 1.17 “Common Stock” shall have the meaning set forth in recitals of this Agreement.

Section 1.18 “Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

Section 1.19 “Company” shall have the meaning set forth in the preamble of this Agreement.

Section 1.20 “Condition Satisfaction Date” shall have the meaning set forth in Section 7.01.

Section 1.21 “Daily Traded Amount” shall mean the daily trading volume of the Common Stock on the Principal Market during Regular Trading Hours as reported by Bloomberg L.P.

Section 1.22 “Direct Listing” shall mean the commencement of trading of the Common Stock on Nasdaq.

Section 1.23 “Direct Listing Registration Statement” shall mean the Company’s Registration Statement on Form S-1 (File No. 333-275508), as amended, filed with the SEC in connection with the Direct Listing.

Section 1.24 “DWAC Shares” shall mean shares of Common Stock issued pursuant to this Agreement that are (i) issued in electronic form, (ii) freely tradable and transferable and without restriction on resale and without stop transfer instructions maintained against the transfer thereof, and (iii) timely credited by the Company to the Investor’s or its designee’s specified Deposit/Withdrawal at Custodian (DWAC) account with DTC under its Fast Automated Securities Transfer (FAST) Program, or any similar program hereafter adopted by DTC performing substantially the same function.

Section 1.25 “Effective Date” shall mean the Trading Day immediately following the Direct Listing.

Section 1.26 “Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Section 1.27 “Fundamental Transaction” means (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company or any Subsidiary, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock or 50% or more of the voting power of the common equity of the Company, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires 50% or more of the outstanding shares of Common Stock or 50% or more of the voting power of the common equity of the Company.

Section 1.28 “GAAP” means United States generally accepted accounting principles as in effect from time to time, applied consistently throughout the periods referenced and consistently with (a) the principles and standards set forth in the opinions and pronouncements of the Financial Accounting Standards Board or any successor entity, (b) to the extent consistent with such principles, generally accepted industry practices and (c) to the extent consistent with such principles and practices, the past practices of the Company as reflected in its financial statements disclosed in the Direct Listing Registration Statement.

Section 1.29 “Indebtedness” means (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with GAAP) (other than trade payables entered into in the ordinary course of business consistent with past practice), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (viii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above.

Section 1.30 “Indemnified Liabilities” shall have the meaning set forth in Section 5.01.

Section 1.31 “Investor” shall have the meaning set forth in the preamble of this Agreement.

Section 1.32 “Investor Indemnitees” shall have the meaning set forth in Section 5.01.

Section 1.33 “Market Price” shall mean the lowest daily VWAP of the Common Stock during the Pricing Period.

Section 1.34 “Material Adverse Effect” shall mean any event, occurrence or condition that has had or would reasonably be expected to have (i) a material adverse effect on the legality, validity or enforceability of this Agreement or the transactions contemplated herein, (ii) a material adverse effect on the results of operations, assets, business or financial condition of the Company and its Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement.

Section 1.35 “Material Outside Event” shall have the meaning set forth in Section 6.08.

Section 1.36 “Maximum Advance Amount” in respect of each Advance Notice means an amount equal to the lower of (i) 150% of average of the Daily Traded Amount during the five (5) Trading Days immediately preceding an Advance Notice and (ii) such number of shares of Common Stock equal to $2,000,000 as of the date of each Advance Notice. This amount can be increased at the sole option of the Investor, per each Advance Notice.

Section 1.37 “Nasdaq” shall have the meaning set forth in recitals of this Agreement.

Section 1.38 “OFAC” shall have the meaning set forth in Section 4.28.

Section 1.39 “Ownership Limitation” shall have the meaning set forth in Section 2.01(c)(i).

Section 1.40 “Payment Adjustment” shall have the meaning set forth in Section 2.05.

Section 1.41 “Permitted Liens” shall mean (i) statutory or common law liens of mechanics, materialmen, warehousemen, landlords, carriers, repairmen or construction contractors and other similar liens that arise in the ordinary course of business and that relate to amounts not yet delinquent or that are being contested in good faith through appropriate actions, (ii) liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business, (iii) liens for utilities, taxes, assessments or other governmental charges (including, without limitation, water and sewer charges) which are not yet delinquent or being contested in good faith through appropriate actions and for which appropriate reserves have been established in accordance with GAAP, (iv) liens, encumbrances and restrictions on real property (including mortgages, easements, defects or imperfections of title, encroachments, conditions, covenants, licenses, rights of way and similar restrictions of record or that would be shown by a current title report or similar report or listing of such real property) that (A) are matters of record, (B) would be disclosed by a current, accurate survey or physical inspection of such real property or (C) do not materially interfere with the present uses of such real property, (v) with respect to any leased real property (A) the interests and rights of the respective lessors under the terms of the leases with respect thereto, including any statutory landlord liens and any lien thereon and (B) any liens, encumbrances and restrictions on real property (including easements, defects or imperfections of title, encroachments, conditions, covenants, rights of way and similar restrictions of record) touching and concerning the land of which the leased real property is a part that do not materially interfere with the present uses of such leased real property, (vi) with respect to any leased real property, zoning, building, subdivision, entitlement and other land use and environmental regulations promulgated by any governmental authority, or (vii) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case incurred in the ordinary course of business.

Section 1.42 “Person” shall mean an individual, a corporation, a partnership, a limited liability company, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

Section 1.43 “Plan of Distribution” shall mean the section of a Registration Statement disclosing the plan of distribution of the Shares.

Section 1.44 “Pre-Settlement Shares” shall have the meaning set forth in Section 2.01(d).

Section 1.45 “Pricing Period” shall mean the Trading Day commencing on the Trading Day immediately following the Advance Notice Date and ending at 4:00 p.m. New York City time (or the close of Regular Trading Hours on the Principal Market, if earlier) on the fifth (5th) Trading Day following the Advance Notice Date.

Section 1.46 “Pricing Period Settlement Date” shall have the meaning set forth in Section 2.02(b).

Section 1.47 “Principal Market” shall mean Nasdaq; provided however, that in the event the Common Stock is ever listed or traded on the Nasdaq Global Select Market, the Nasdaq Capital Market, The New York Stock Exchange or NYSE American then the “Principal Market” shall mean such other market or exchange on which the Company’s Common Stock is then listed or traded to the extent such other market or exchange is the principal trading market or exchange for the Common Stock.

Section 1.48 “Proceeding” against a Person means an action, suit, litigation, arbitration, investigation, complaint, dispute, contest, hearing, inquiry, inquest, audit, examination or other proceeding threatened or pending against, affecting or purporting to affect such Person or its property, whether civil, criminal, administrative, investigative or appellate, in law or equity before any arbitrator or governmental authority.

Section 1.49 “Prospectus” shall mean any prospectus (including, without limitation, all amendments and supplements thereto) used by the Company in connection with a Registration Statement.

Section 1.50 “Prospectus Supplement” shall mean any prospectus supplement to a Prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act, including, without limitation, any prospectus supplement to be filed in accordance with Section 6.01 hereof.

Section 1.51 “Purchase Price” shall mean the Pre-Settlement Purchase Price or Settlement Purchase Price, as applicable.

(a)	“Pre-Settlement Purchase Price” shall mean price per Advance Share obtained by multiplying (a) the lowest daily VWAP of the Common Stock during the five (5) Trading Days immediately preceding the applicable Advance Notice Date by (b) 95%.

(b)	“Settlement Purchase Price” shall mean price per Advance Share obtained by multiplying (a) the Market Price on the Pricing Period Settlement Date by (b) 95%.

Section 1.52 “Registrable Securities” shall mean (i) the Shares and (ii) any securities issued or issuable with respect to any Shares by way of exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

Section 1.53 “Registration Limitation” shall have the meaning set forth in Section 2.01(c)(ii)

Section 1.54 “Registration Statement” shall mean a registration statement on Form S-1 or Form S-3 or on such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate, and which form shall be available for the registration of the resale by the Investor of the Registrable Securities under the Securities Act, which registration statement provides for the resale from time to time of the Shares as provided herein.

Section 1.55 “Regular Trading Hours” means the regular trading hours during any Trading Day that the Principal Market is open, starting 9:30 a.m. New York City time and ending 4:00 p.m. New York City time (or at the time the Principal Market closes, if earlier) on such Trading Day (for avoidance of doubt, Regular Trading Hours excludes pre-market and post-market trading).

Section 1.56 “Restricted Period” shall have the meaning set forth in Section 6.16.

Section 1.57 “Restricted Person” shall have the meaning set forth in Section 6.16.

Section 1.58 “Sanctions” shall have the meaning set forth in Section 4.28.

Section 1.59 “Sanctioned Countries” shall have the meaning set forth in Section 4.28.

Section 1.60 “SEC” shall mean the U.S. Securities and Exchange Commission.

Section 1.61 “SEC Documents” shall have the meaning set forth in Section 4.05.

Section 1.62 “Securities Act” shall have the meaning set forth in the recitals of this Agreement.

Section 1.63 “Settlement Document” in respect of an Advance Notice delivered by the Company, shall mean a settlement document in the form annexed hereto as Exhibit B.

Section 1.64 “Settlement Shares” shall have the meaning set forth in Section 2.02(a).

Section 1.65 “Shares” shall mean the Commitment Shares and the shares of Common Stock to be issued from time to time hereunder pursuant to an Advance.

Section 1.66 “Standstill Period” shall have the meaning set forth in Section 6.19.

Section 1.67 “Subsequent Placement” means the issuance, offer, sale or grant of any option or right to purchase, or otherwise disposition of (or announcement of any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any equity security or equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the Securities Act)), any Common Stock Equivalents, any debt, any preferred shares or any purchase rights (any such issuance, offer, sale, grant, disposition or announcement); provided, however, that a Subsequent Placement shall not include the issuance of (i) any securities upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, and (ii) any securities issued in connection with strategic acquisitions or other transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the Standstill Period, and provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

Section 1.68 “Subsequent Placement Notice” shall have the meaning set forth in Section 6.21(6).

Section 1.69 “Subsidiaries” shall mean any Person in which the Company, directly or indirectly, (x) owns a majority of the outstanding capital stock or holds a majority of the equity or similar interest of such Person or (y) controls or operates all or substantially all of the business, operations or administration of such Person, and the foregoing are collectively referred to herein as “Subsidiaries.”

Section 1.70 “Trading Day” shall mean any day during which the Principal Market shall be open for business.

Section 1.71 “Transaction Documents” shall have the meaning set forth in Section 4.02.

Section 1.72 “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any shares of Common Stock or Common Stock Equivalents that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock or Common Stock Equivalents either (A) at a conversion price, exercise price, exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such equity or debt securities (including, without limitation, pursuant to any “cashless exercise” provision), or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such equity or debt security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (including, without limitation, any “full ratchet,” “share ratchet,” “price ratchet,” or “weighted average” anti-dilution provisions, but not including any standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction), (ii) issues or sells any equity or debt securities, including without limitation, shares of Common Stock or Common Stock Equivalents, either (A) at a price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (other than standard anti-dilution protection for any reorganization, recapitalization, non- cash dividend, stock split, reverse stock split or other similar transaction), or (B) that is subject to or contains any put, call, redemption, buy-back, price- reset or other similar provision or mechanism (including, without limitation, a “Black-Scholes” put or call right) that provides for the issuance of additional equity securities of the Company or the payment of cash by the Company, or (iii) enters into any agreement, including, but not limited to, an at-the-market offering or “equity line of credit” or other continuous offering or similar offering of shares of Common Stock or Common Stock Equivalents whereby the Company may sell shares of Common Stock or Common Stock Equivalents at a future determined price.

Section 1.73 “Volume Threshold” means a number of Shares equal to the quotient of the number of Advance Shares requested by the Company in an Advance Notice divided by 0.10.

Section 1.74 “Volume Adjusted Advance Amount” shall have the meaning set forth in Section 2.01(c)(iii).

Section 1.75 Volume Limit” means the trading volume of the Common Stock on the Principal Market during Regular Trading Hours during the applicable Pricing Period as reported by Bloomberg L.P. multiplied by ten percent (10%).

Section 1.76 “Volume Threshold Failure” shall have the meaning set forth in Section 2.02(c)(iii).

Section 1.77 “VWAP” shall mean for any Trading Day, the daily volume weighted average price of the Common Stock for such Trading Day on the Principal Market during Regular Trading Hours as reported by Bloomberg L.P.

Article II. Advances

Section 2.01 Advances; Mechanics. Upon the terms and subject to the conditions of this Agreement, during the Commitment Period, the Company, at its sole discretion, shall have the right, but not the obligation, to issue and sell to the Investor, and the Investor shall purchase from the Company, Advance Shares by the delivery to the Investor from time to time of an Advance Notice on the following terms:

(a)	Advance Notice. At any time during the Commitment Period the Company may require the Investor to purchase Shares by delivering an Advance Notice to the Investor, subject to the satisfaction or waiver by the Investor of the conditions set forth in Section 7.01, and in accordance with the following provisions:

(i)	The Company shall, in its sole discretion, select the number of Advance Shares, not to exceed the Maximum Advance Amount, it desires to issue and sell to the Investor in each validly delivered Advance Notice.

(ii)	There shall be no mandatory minimum Advances and no non-usages fee for not utilizing the Commitment Amount or any part thereof.

(b)	Date of Delivery of an Advance Notice. An Advance Notice shall be delivered in accordance with the instructions set forth on the bottom of Exhibit A attached hereto and which must be received by the Investor no later than 9:00 a.m. Eastern Time on a Trading Day for such notice to be deemed valid. Advance Notices can be submitted no more than once per any given calendar month, unless otherwise mutually agreed upon by the Investor and the Company in writing. Subject to the preceding sentence, and subject to the satisfaction of the conditions under this Agreement, the Company may deliver Advance Notices from time to time, provided that it has delivered all Shares relating to all prior Advance Notices in accordance with this Agreement.

(c)	Advance Limitations. Regardless of the number of Advance Shares requested by the Company in the Advance Notice, the final number of Shares to be issued and sold pursuant to an Advance Notice shall be reduced (if at all) in accordance with each of the following limitations:

(i)	Ownership Limitation; Commitment Amount. At the request of the Company, the Investor shall (within one Business Day of such request) inform the Company of the amount of Common Stock the Investor then beneficially owns. Notwithstanding anything to the contrary contained in this Agreement, the Investor shall not be obligated to purchase or acquire, and shall not purchase or acquire, any shares of Common Stock under this Agreement which, when aggregated with all other shares of Common Stock beneficially owned by the Investor and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the beneficial ownership by the Investor and its affiliates (on an aggregated basis) to exceed 4.99% of the then outstanding voting power or number of shares of Common Stock (the “Ownership Limitation”). The Investor may, upon written notice to the Company, increase or decrease the Ownership Limitation, provided that (a) the Ownership Limitation shall in no event exceed 9.99% of the then outstanding voting power or number of shares of Common Stock and (b) any increase in the Ownership Limitation will not be effective until the 61st day after such written notice is delivered to the Company. Upon the written request of the Investor, the Company shall promptly (but no later than one Business Day after the next Business Day on which the transfer agent for the Common Stock (the “Transfer Agent”) is open for business) confirm orally or by email or other writing to the Investor the number of shares of Common Stock then outstanding. In connection with each Advance Notice delivered by the Company, any portion of the number of Advance Shares that would (i) cause the Investor to exceed the Ownership Limitation or (ii) cause the aggregate number of Shares issued and sold to the Investor hereunder (excluding, for the avoidance of doubt, the Commitment Shares) to exceed the Commitment Amount shall automatically be withdrawn with no further action required by the Company, and such Advance Notice shall be deemed automatically modified to reduce the number of Advance Shares requested by an amount equal to such withdrawn portion; provided that in the event of any such automatic withdrawal and automatic modification, Investor will promptly notify the Company of such event.

(ii)	Registration Limitation. In no event shall an Advance exceed the amount registered under the Registration Statement then in effect (the “Registration Limitation”). In connection with each Advance Notice, any portion of an Advance that would exceed the Registration Limitation shall automatically be withdrawn with no further action required by the Company and such Advance Notice shall be deemed automatically modified to reduce the aggregate amount of the requested Advance by an amount equal to such withdrawn portion in respect of each Advance Notice; provided that in the event of any such automatic withdrawal and automatic modification, the Investor will promptly notify the Company of such event.

(iii)	Volume Threshold Limitation. In connection with any Advance Notice, if the total number of shares of Common Stock traded on the Principal Market during the applicable Pricing Period (excluding any Block Trades), is less than the applicable Volume Threshold (the “Volume Threshold Failure”), then the number of Advance Shares issued and sold pursuant to such Advance Notice shall automatically be reduced to the greater of (i) the applicable Volume Limit and (ii) the number of Shares sold by the Investor during such Pricing Period (the “Volume Adjusted Advance Amount”), but in each case not to exceed the amount requested in the Advance Notice or any limitations set forth in Section 2.01(c).

(d)	Pre-Settlement. No later than the Trading Day (or such earlier date as required pursuant to the Exchange Act or other applicable law, rule or regulation for the settlement of a trade initiated on the Advance Notice Date of such shares of Common Stock issuable pursuant to the Advance Notice) immediately following the Advance Notice Date, the Company shall instruct the Transfer Agent to deliver to the Investor as DWAC Shares such number of shares of Common Stock (the “Pre-Settlement Shares”) equal to the product of (A) the quotient of (y) the Maximum Advance Amount divided by (z) the Pre-Settlement Purchase Price, and as to which the Holder shall be the owner thereof as of such time of delivery of such Pre-Settlement Shares, multiplied by (B) 100%. All such determinations to be appropriately adjusted for any share split, share dividend, share combination or other similar transaction during any such measuring period.

(e)	Unconditional Contract. Notwithstanding any other provision in this Agreement, the Company and the Investor acknowledge and agree that upon the Investor’s receipt of a valid Advance Notice the parties shall be deemed to have entered into an unconditional contract binding on both parties for the purchase and sale of Advance Shares pursuant to such Advance Notice in accordance with the terms of this Agreement and (i) subject to Applicable Laws and (ii) subject to Section 6.08, the Investor may sell Common Stock during the Pricing Period.

Section 2.02 Closings. The closing of each Advance and each sale and purchase of Advance Shares (each, a “Closing”) shall take place as soon as practicable on or after each Advance Date in accordance with the procedures set forth below. The parties acknowledge that the Purchase Price is not known at the time the Advance Notice is delivered (at which time the Investor is irrevocably bound) but shall be determined on each Closing based on the daily prices of the Common Stock that are the inputs to the determination of the Purchase Price as set forth further below. At the end of each Pricing Period, the Company will deliver the Shares sold to the Investor against payment of the Purchase Price by the Investor to the Company’s designated account by wire transfer of immediately available funds. In connection with each Closing, the Company and the Investor shall fulfill each of its obligations as set forth below:

(a)	Payment for Advance Shares. If the Company delivers a valid Advance Notice to the Investor and delivers the Pre-Settlement Shares in accordance with the terms herein, then the Investor shall deliver the Settlement Document applicable to such Advance Notice on the Pricing Period Settlement Date (as defined herein) and shall pay to the Company an amount equal to the product of (x) the Settlement Shares (as defined below) and (y) the Settlement Purchase Price, as set forth in such Settlement Document as full payment for such Advance Shares via wire transfer of immediately available funds.

(b)	Settlement. No later than one (1) Trading Day after the end of the Pricing Period (the “Pricing Period Settlement Date”), the Company shall cause the Transfer Agent to deliver to the Investor as DWAC Shares such number of shares of Common Stock (the “Settlement Shares”) equal to the amount set forth in such Settlement Document divided by the Settlement Purchase Price. The number of shares of Common Stock to be delivered on the Pricing Period Settlement Date shall be reduced by the number of Pre-Settlement Shares delivered, if any. Notwithstanding anything herein to the contrary, if the number of Pre-Settlement Shares delivered to the Investor exceeds the number of Settlement Shares, then the Investor shall promptly return such excess shares.

(c)	In no event shall the Settlement Shares due to be purchased by the Investor on a Pricing Period Settlement Date exceed the total number of Pre-Settlement Shares delivered to the Investor in connection with such Advance Notice.

(d)	On or prior to the Advance Date, each of the Company and the Investor shall deliver to the other all documents, instruments and writings expressly required to be delivered by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein.

(e)	Notwithstanding anything to the contrary in this Agreement, if on any day during the Pricing Period, (i) the Company notifies Investor that a Material Outside Event has occurred or (ii) the Company notifies the Investor of a Black Out Period, the parties agree that the pending Advance shall end and the final number of Advance Shares to be purchased by the Investor at the Closing for such Advance shall be equal to the number of shares of Common Stock sold by the Investor during the applicable Pricing Period prior to the notification from the Company of a Material Outside Event or Black Out Period.

Section 2.03 Hardship.

(a)	In the event the Investor sells Common Stock after receipt of an Advance Notice and the Company fails to perform its obligations as mandated in Section 2.02, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Article V hereto and in addition to any other remedy to which the Investor is entitled at law or in equity, including, without limitation, specific performance, it will hold the Investor harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and acknowledges that irreparable damage may occur in the event of any such default. It is accordingly agreed that the Investor shall be entitled to an injunction or injunctions to prevent such breaches of this Agreement and to specifically enforce (subject to the Securities Act and other rules of the Principal Market), without the posting of a bond or other security, the terms and provisions of this Agreement.

(b)	In the event the Company provides an Advance Notice and the Investor fails to perform its obligations as mandated in Section 2.02, provided that such failure is solely as a result of the gross negligence or willful misconduct of the Investor that has been judicially determined in a non-appealable decision, the Investor agrees that in addition to and in no way limiting the rights and obligations set forth in Article V hereto and in addition to any other remedy to which the Company is entitled at law or in equity, including, without limitation, specific performance, it will hold the Company harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Investor and acknowledges that irreparable damage may occur in the event of any such default. It is accordingly agreed that the Company shall be entitled to an injunction or injunctions to prevent such breaches of this Agreement and to specifically enforce (subject to the Securities Act and other rules of the Principal Market), without the posting of a bond or other security, the terms and provisions of this Agreement.

(c)	The Company acknowledges that failure to issue and deliver the Advance Shares to the Investor within one (1) Trading Day of the issuance of an Advance Notice or failure to have any restrictive legends removed from any Advance Shares after provided with proper representations from the Investor will cause definable financial hardship to the Investor and be considered a breach of this Agreement.

Section 2.04 Completion of Resale Pursuant to the Registration Statement. After the Investor has purchased the full Commitment Amount and has completed the subsequent resale of the full Commitment Amount pursuant to the Registration Statement, the Investor will notify the Company by email or other writing that all subsequent resales are completed and the Company will be under no further obligation to maintain the effectiveness of the Registration Statement. Additionally, provided the Investor does not hold any Advance Shares, the Company shall have no further obligation to maintain the effectiveness of any Registration Statement after the later of: (i) the termination of this Agreement in accordance with its terms; and (ii) the 180th day following the latest Closing that has occurred.

Article III. Representations and Warranties of Investor

The Investor represents and warrants to the Company, as of the date hereof, as of each Advance Notice Date and each Advance Date that:

Section 3.01 Organization and Authorization. The Investor is duly organized, validly existing and in good standing under the laws of Delaware and has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to purchase or acquire Shares in accordance with the terms hereof. The decision to invest and the execution and delivery of this Agreement by the Investor, the performance by the Investor of its obligations hereunder and the consummation by the Investor of the transactions contemplated hereby have been duly authorized and require no further consent or authorization by the Investor or its members. The undersigned has the right, power and authority to execute and deliver this Agreement and all other instruments on behalf of the Investor or its shareholders. This Agreement has been duly executed and delivered by the Investor and, assuming the execution and delivery hereof and acceptance thereof by the Company, will constitute the legal, valid and binding obligations of the Investor, enforceable against the Investor in accordance with its terms.

Section 3.02 Evaluation of Risks. The Investor has such knowledge and experience in financial, tax and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Common Stock of the Company and of protecting its interests in connection with the transactions contemplated hereby. The Investor acknowledges and agrees that its investment in the Company involves a high degree of risk, and that the Investor may lose all or a part of its investment.

Section 3.03 No Legal, Investment or Tax Advice from the Company. The Investor acknowledges that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with its own legal counsel and investment and tax advisors. The Investor is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of the Company’s representatives or agents for legal, tax, investment or other advice with respect to the Investor’s acquisition of Common Stock hereunder, the transactions contemplated by this Agreement or the laws of any jurisdiction, and the Investor acknowledges that the Investor may lose all or a part of its investment.

Section 3.04 Investment Purpose. The Investor is acquiring the Common Stock for its own account, for investment purposes and not with a view towards, or for resale in connection with, the public sale or distribution thereof, in violation of the Securities Act or any applicable state securities laws; provided, however, that by making the representations herein, the Investor does not agree, or make any representation or warranty, to hold any of the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with, or pursuant to, a Registration Statement filed pursuant to this Agreement or an applicable exemption under the Securities Act. The Investor does not presently have any agreement or understanding, directly or indirectly, with any Person to sell or distribute any of the Shares. The Investor acknowledges that it may be disclosed as an “underwriter” and will be disclosed as a “selling stockholder” in each Registration Statement and in any Prospectus contained therein.

Section 3.05 Information. The Investor and its advisors (and its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information the Investor deemed material to making an informed investment decision. The Investor and its advisors (and its counsel), if any, have been afforded the opportunity to ask questions of the Company and its management and have received answers to such questions. Neither such inquiries nor any other due diligence investigations conducted by such Investor or its advisors (and its counsel), if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement. The Investor acknowledges and agrees that the Company has not made to the Investor, and the Investor acknowledges and agrees it has not relied upon, any representations and warranties of the Company, its employees or any third party other than the representations and warranties of the Company contained in this Agreement. The Investor understands that its investment involves a high degree of risk. The Investor has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to the transactions contemplated hereby.

Section 3.06 General Solicitation. Neither the Investor, nor any of its affiliates, nor any person acting on its or their behalf, has engaged or will engage in any form of general solicitation or general advertising in connection with any offer or sale of the Common Stock by the Investor. The Investor is not purchasing or acquiring the Shares as a result of any form of general solicitation or general advertising in connection with any offer or sale of the Common Stock.

Section 3.07 No Conflicts. The execution, delivery and performance by the Investor of this Agreement and the consummation by the Investor of the transactions contemplated hereby do not and shall not (i) result in a violation of such Investor’s applicable organizational instruments, (ii) conflict with, constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Investor is a party or is bound, or (iii) result in a violation of any federal, state, local or foreign statute, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Investor or by which any of its properties or assets are bound or affected, except, in the case of clauses (ii) and (iii), for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, prohibit or otherwise interfere with, in any material respect, the ability of the Investor to enter into and perform its obligations under this Agreement.

Section 3.08  Reliance on Exemptions. The Investor understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Shares.

Section 3.09 No Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passes upon or endorsed the merits of the offering of the Shares.

Article IV. Representations and Warranties of the Company

Except where specifically set forth below with respect to certain specified representations and warranties or in a disclosure schedule delivered by the Company to the Investor concurrently with this Agreement, which is hereby incorporated by reference in, and constitutes an integral part of, this Agreement (the “Disclosure Schedules”), the Company represents and warrants to the Investor as of the date hereof, as of each Advance Notice Date and each Advance Date (other than representations and warranties which address matters only as of a certain date, which shall be true and correct as written as of such certain date), that:

Section 4.01 Organization and Qualification. Each of the Company and its Subsidiaries is an entity duly organized and validly existing under the laws of their respective jurisdiction of organization, and has the requisite power and authority to own its properties and to carry on its business as now being conducted. Each of the Company and its Subsidiaries is duly qualified to do business and is in good standing (to the extent applicable) in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

Section 4.02 Authorization, Enforcement, Compliance with Other Instruments. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Common Stock in accordance with the terms hereof and thereof. The execution and delivery by the Company of this Agreement and the other Transaction Documents, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Common Stock) have been or (with respect to consummation) will be duly authorized by the Company’s board of directors and no further consent or authorization will be required by the Company, its board of directors or its stockholders. This Agreement and the other Transaction Documents to which the Company is a party have been (or, when executed and delivered, will be) duly executed and delivered by the Company and, assuming the execution and delivery thereof and acceptance by the Investor, constitute (or, when duly executed and delivered, will be) the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or other laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. “Transaction Documents” means, collectively, this Agreement and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

Section 4.03 Authorization of the Shares. The Shares to be issued under this Agreement have been, or with respect to Shares to be purchased by the Investor pursuant to an Advance Notice, will be, when issued and delivered pursuant to the terms approved by the board of directors of the Company or a duly authorized committee thereof, or a duly authorized executive committee, against payment therefor as provided herein, duly and validly authorized and issued and fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, including any statutory or contractual preemptive rights, resale rights, rights of first refusal or other similar rights, and are registered pursuant to Section 12 of the Exchange Act. The Shares, when issued, will conform to the description thereof set forth in or incorporated into the Prospectus. An aggregate of 10,000,000 shares of Common Stock have been duly authorized and reserved by the Company for issuance and sale to the Investor as Shares pursuant to Advance Notices under this Agreement.

Section 4.04 No Conflict. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Common Stock) will not (i) result in a violation of the articles of incorporation or other organizational documents of the Company or its Subsidiaries (with respect to consummation, as the same may be amended prior to the date on which any of the transactions contemplated hereby are consummated), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or its Subsidiaries or by which any property or asset of the Company or its Subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that would not reasonably be expected to have a Material Adverse Effect.

Section 4.05 Financial Statements. The consolidated financial statements of the Company included in the Direct Listing Registration Statement and, following the Direct Listing, the consolidated financial statements of the Company included or incorporated by reference in all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the Exchange Act and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, and all registration statements filed by the Company under the Securities Act (including any Registration Statements filed hereunder), being hereinafter referred to as the “SEC Documents”), as applicable, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated statements of operations, cash flows and changes in stockholders’ equity of the Company for the periods specified and have been prepared in compliance with the requirements of the Securities Act and Exchange Act and in conformity with  GAAP applied on a consistent basis (except for (i) such adjustments to accounting standards and practices as are noted therein, (ii) in the case of unaudited interim financial statements, to the extent such financial statements may not include footnotes required by GAAP or may be condensed or summary statements and (iii) such adjustments which are not material, either individually or in the aggregate) during the periods involved; the other financial and statistical data with respect to the Company and the Subsidiaries contained or incorporated by reference in the Direct Listing Registration Statement and the SEC Documents, as applicable, are accurately and fairly presented in all material respects and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Direct Listing Registration Statement and the SEC Documents, as applicable, that are not included or incorporated by reference as required; and the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Direct Listing Registration Statement or and the SEC Documents, as applicable, (excluding the exhibits thereto).

Section 4.06 Registration Statement and Prospectus. Each Registration Statement and the offer and sale of Shares as contemplated hereby, if and when filed, will meet the requirements of Rule 415 under the Securities Act and comply in all material respects with said Rule. Any statutes, regulations, contracts or other documents that are required to be described in a Registration Statement or a Prospectus, or to be filed as exhibits to a Registration Statement have been so described or filed. Copies of each Registration Statement, any Prospectus, and any such amendments or supplements thereto and all documents incorporated by reference therein that were filed with the SEC on or prior to the date of this Agreement have been delivered, or are available through EDGAR, to the Investor and its counsel. The Company has not distributed and, prior to the later to occur of each Closing and completion of the distribution of the Shares, will not distribute any offering material in connection with the offering or sale of the Shares other than a Registration Statement and the Prospectus to which the Investor has consented.

Section 4.07 No Misstatement or Omission. Each Registration Statement, when it became or becomes effective, and any Prospectus, on the date of such Prospectus or amendment or supplement, conformed and will conform in all material respects with the requirements of the Securities Act. At each Advance Date, the Registration Statement, and the Prospectus, each as of such date, will conform in all material respects with the requirements of the Securities Act. Each Registration Statement, when it became or becomes effective, did not, and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Each Prospectus did not, or will not, include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The documents incorporated by reference in a Prospectus or any Prospectus Supplement did not, and any further documents filed and incorporated by reference therein will not, when filed with the SEC, contain an untrue statement of a material fact or omit to state a material fact required to be stated in such document or necessary to make the statements in such document, in light of the circumstances under which they were made, not misleading. The foregoing shall not apply to statements in, or omissions from, any such document made in reliance upon, and in conformity with, information furnished to the Company by the Investor specifically for use in the preparation thereof.

Section 4.08 Conformity with Securities Act and Exchange Act. Each Registration Statement, each Prospectus, or any amendment or supplement thereto, and the documents incorporated by reference in each Registration Statement, Prospectus or any amendment or supplement thereto, when such documents were or are filed with the SEC under the Securities Act or the Exchange Act or became or become effective under the Securities Act, as the case may be, conformed or will conform in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable.

Section 4.09 Equity Capitalization. On the Effective Date, the authorized share capital of the Company shall be provided to the Investor as a supplement hereto prior to the completion of the Effective Date. The Common Stock will be registered pursuant to Section 12(b) of the Exchange Act and will be listed on the Principal Market under the trading symbol “CAST” on the Effective Date. From and after the effective date of the Direct Listing Registration Statement, the Company will not take any action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Principal Market, nor has the Company received any notification that the SEC or the Principal Market is contemplating terminating such registration or listing.

Section 4.10 Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights, if any, necessary to conduct their respective businesses as now conducted, except as would not cause a Material Adverse Effect. The Company and its Subsidiaries have not received written notice of any infringement by the Company or its Subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, or trade secrets, except as would not cause a Material Adverse Effect. To the knowledge of the Company, there is no material claim, action or proceeding (a) except as set forth in the Direct Listing Registration Statement or SEC Documents, as applicable, being made or (b) being brought against, or to the Company’s knowledge, being threatened against the Company or its Subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement, in each case, except as would not cause a Material Adverse Effect.

Section 4.11 Employee Relations. Neither the Company nor, to the Company’s knowledge, any of its Subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened, in each case which is reasonably likely to cause a Material Adverse Effect.

Section 4.12 Title. Except as would not cause a Material Adverse Effect, the Company (or its Subsidiaries) have indefeasible fee simple or leasehold title to its properties and material assets owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than (x) such as are not material to the business of the Company or (y) Permitted Liens. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

Section 4.13 Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

Section 4.14 Regulatory Permits. Except as would not cause a Material Adverse Effect, the Company and its Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to own their respective businesses, and neither the Company nor, to the Company’s knowledge, any such Subsidiary has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permits.

Section 4.15 Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and management is not aware of any material weaknesses that are not disclosed in the Direct Listing Registration Statement or SEC Documents, as applicable, as and when required.

Section 4.16 Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company, the Common Stock or any of the Company’s Subsidiaries, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect.

Section 4.17 General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged or will engage in any form of general solicitation or general advertising in connection with any offer or sale of the Common Stock.

Section 4.18 Tax Status. Except as would not have a Material Adverse Effect, each of the Company and its Subsidiaries (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. Except as would not have a Material Adverse Effect, the Company has not received written notification of any unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its Subsidiaries know of no basis for any such claim where failure to pay would cause a Material Adverse Effect.

Section 4.19 Certain Transactions. Except as disclosed in the Direct Listing Registration Statement or not required to be disclosed pursuant to Applicable Laws, none of the officers or directors of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer or director, or to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer or director has a substantial interest or is an officer, director, trustee or partner.

Section 4.20 Rights of First Refusal. The Company is not obligated to offer the Common Stock offered hereunder on a right of first refusal basis to any third parties including, but not limited to, current or former stockholders of the Company, underwriters, brokers, agents or other third parties.

Section 4.21 Dilution. The Company is aware and acknowledges that issuance of Common Stock hereunder could cause dilution to existing stockholders and could significantly increase the outstanding number of Common Stock. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Shares and the Commitment Shares pursuant to this Agreement, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against the Investor and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

Section 4.22 Acknowledgment Regarding Investor’s Purchase of Shares. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length investor with respect to this Agreement and the transactions contemplated hereunder. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereunder and any advice given by the Investor or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereunder is merely incidental to the Investor’s purchase of the Shares hereunder. The Company is aware and acknowledges that it shall not be able to request Advances under this Agreement if the Registration Statement is not effective, if any issuances of Common Stock pursuant to any Advances would violate any rules of the Principal Market or if the Company has not satisfied or complied with its other obligations or covenants pursuant to this Agreement.. The Company acknowledges and agrees that it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement. Furthermore, notwithstanding Section 3.08, the Company acknowledges and agrees that (a) the Investor may engage in the trading of options with respect to the Common Stock, (b) upon receipt of an Advance Notice the Investor has the right to sell (i) the Shares to be issued to the Investor pursuant to the Advance Notice prior to receiving such Shares, or (ii) other Common Stock sold by the Company to Investor pursuant to this Agreement and which the Investor has continuously held as a long position.

Section 4.23 Finder’s Fees. Except for fees payable to Maxim Group LLC, neither the Company nor any of the Subsidiaries has incurred any liability for any finder’s fees, brokerage commissions or similar payments in connection with the transactions herein contemplated.

Section 4.24 Relationship of the Parties. Neither the Company, nor any of its Subsidiaries, affiliates, nor to the actual knowledge of the Company, any person acting on its or their behalf is a client or customer of the Investor or any of its affiliates and neither the Investor nor any of its affiliates has provided, or will provide, any services to the Company or any of its subsidiaries, or, to the actual knowledge of the Company, any person acting on its or their behalf. The Investor’s relationship to Company is solely as investor as provided for in the Transaction Documents.

Section 4.25 Compliance with Laws. The Company and each of its Subsidiaries are in compliance in all material respects with Applicable Laws; to the knowledge of the Company, the Company has not received a written notice of non-compliance, nor knows of facts that any director, or officer, or employee of the Company or any Subsidiary nor, to the Company’s knowledge, any agent, affiliate or other person acting on behalf of the Company or any Subsidiary has, not complied with Applicable Laws, in each case that would have a Material Adverse Effect.

Section 4.26 Sanctions Matters. Neither the Company nor any of its Subsidiaries or, to the knowledge of the Company, any director, officer or controlled affiliate of the Company or any director or officer of any Subsidiary, is a Person that is, or is owned or controlled by a Person that is (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Asset Control (“OFAC”), the United Nations Security Council, the European Union, or His Majesty’s Treasury, including, without limitation, designation on OFAC’s Specially Designated Nationals and Blocked Persons List or OFAC’s Foreign Sanctions Evaders List (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject of Sanctions that broadly prohibit dealings with that country or territory (including, without limitation, the Crimea region, the Donetsk People’s Republic and Luhansk People’s Republic in Ukraine, Cuba, Iran, North Korea, Russia, Sudan and Syria (the “Sanctioned Countries”)). Neither the Company nor any of its Subsidiaries will, directly or indirectly, use the proceeds from the sale of Advance Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (a) for the purpose of funding or facilitating any activities or business of or with any Person that, at the time of such funding or facilitation, is the subject of Sanctions or in a Sanctioned Country in violation of Sanctions, or (b) in any other manner that will result in a violation of Sanctions or Applicable Laws by any Person (including any Person participating in the transactions contemplated by this Agreement, whether as underwriter, advisor, investor or otherwise). For the past three years, neither the Company nor any of its Subsidiaries has engaged in, and is now not engaged in, any dealings or transactions with any Person, that at the time of the dealing or transaction is or was the subject of Sanctions or was in a Sanctioned Country in violation of Sanctions.

Article V. Indemnification

The Investor and the Company hereby agree to the following with respect to itself:

Section 5.01 Indemnification by the Company. In consideration of the Investor’s execution and delivery of this Agreement and acquiring the Shares hereunder, and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Investor and its affiliates, and each of their respective officers, directors, managers, members, partners, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) and each person who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Investor Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and reasonable and documented expenses in connection therewith (irrespective of whether any such Investor Indemnitee is a party to the action for which indemnification hereunder is sought), and including attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by the Investor Indemnitees or any of them, including, but not limited to, as a result of, or arising out of, or relating to (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares as originally filed or in any amendment thereof, or in any related prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the case of a prospectus or supplement thereto, in light of the circumstances under which they were made; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investor specifically for inclusion therein; (b) any material misrepresentation or breach of any material representation or material warranty made by the Company in this Agreement or any other certificate, instrument or document contemplated hereby or thereby; (c) any material breach of any material covenant, material agreement or material obligation of the Company contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby; or (d) any action instituted against the Investor in any capacity, or any its respective Affiliates, including by the Company, or any stockholder of the Company who is not an Affiliate of Investor, with respect to any of the transactions contemplated herein (unless such action is solely based upon a material breach of such Investor’s representations, warranties or covenants hereunder or any agreements or understandings Investor may have with any such stockholder or any violations by Investor of state or federal securities laws or any conduct by Investor which is finally judicially determined to constitute fraud, gross negligence or willful misconduct). To the extent that the foregoing undertaking by the Company may be unenforceable under Applicable Law, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under Applicable Law. The indemnification required by this Section 5.01 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of Investor against the Company or others and any liabilities the Company may be subject to pursuant to law.

Section 5.02 Notice of Claim. Promptly after receipt by an Investor Indemnitee of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Investor Indemnitee shall, if a claim for an Indemnified Liability in respect thereof is to be made against any indemnifying party under this Article V, deliver to the indemnifying party a written notice of the commencement thereof; but the failure to so notify the indemnifying party will not relieve it of liability under this Article V except to the extent the indemnifying party is prejudiced by such failure. The indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually reasonably satisfactory to the indemnifying party and the Investor Indemnitee; provided, however, that an Investor Indemnitee shall have the right to retain its own counsel with the actual and reasonable third party fees and expenses of not more than one counsel for such Investor Indemnitee to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Investor Indemnitee and the indemnifying party would be inappropriate due to actual or potential differing interests between such Investor Indemnitee and any other party represented by such counsel in such proceeding. The Investor Indemnitee shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Investor Indemnitee which relates to such action or claim. The indemnifying party shall keep the Investor Indemnitee reasonably apprised as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Investor Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Investor Indemnitee of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Investor Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The indemnification required by this Article V shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received, and payment therefor is due.

Section 5.03 Remedies. The remedies provided for in this Article V are not exclusive and shall not limit any right or remedy which may be available to any indemnified person at law or equity. The obligations of the parties to indemnify or make contribution under this Article V shall survive expiration or termination of this Agreement.

Article VI.
Covenants

The Company covenants with the Investor, and the Investor covenants with the Company, as follows, which covenants of one party are for the benefit of the other party, during the Commitment Period:

Section 6.01 Registration Rights.

(a)	Filing of a Registration Statement. The Company shall use commercially reasonable efforts to prepare and file with the SEC a Registration Statement, or multiple Registration Statements for the resale by the Investor of the Registrable Securities. The Company shall file a registration statement within fifteen (15) days following the Effective Date and shall use commercially reasonable efforts to have such Registration Statement declared effective within ninety (90) days of the Effective Date. The Company shall use commercially reasonable efforts to continuously maintain the effectiveness of the Registration Statement until all of the Registrable Securities have been sold or may be sold without restriction pursuant to Rule 144. A resale registration statement registering the resale of the Shares to be issued to the Investor pursuant to Advances under this Agreement shall be effective before the Company may begin giving Advance Notices.

(b)	Maintaining a Registration Statement. The Company shall use commercially reasonable efforts to maintain the effectiveness of any Registration Statement with respect to the Shares that has been declared effective at all times during the Commitment Period, provided, however, that if the Company has received notification pursuant to Section 2.04 that the Investor has completed resales pursuant to the Registration Statement for the full Commitment Amount, then the Company shall be under no further obligation to maintain the effectiveness of the Registration Statement. Notwithstanding anything to the contrary contained in this Agreement, the Company shall ensure that, when filed, each Registration Statement (including, without limitation, all amendments and supplements thereto) and the prospectus (including, without limitation, all amendments and supplements thereto) used in connection with such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading. During the Commitment Period, the Company shall notify the Investor promptly if (i) the Registration Statement shall cease to be effective under the Securities Act, (ii) the Common Stock shall cease to be authorized for listing on the Principal Market, or (iii) the Common Stock cease to be registered under Section 12(b) or Section 12(g) of the Exchange Act or (iv) the Company fails to file in a timely manner all reports and other documents required of it as a reporting company under the Exchange Act.

(c)	Filing Procedures. The Company shall (A) permit counsel to the Investor an opportunity to review and comment upon (i) each Registration Statement prior to its filing with the SEC and (ii) all amendments and supplements to each Registration Statement (including, without limitation, the Prospectus contained therein) (except for Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and any similar or successor reports or Prospectus Supplements the contents of which is limited to that set forth in such reports) within a reasonable number of days prior to their filing with the SEC, and (B) shall reasonably consider any comments of the Investor and its counsel on any such Registration Statement or amendment or supplement thereto or to any Prospectus contained therein. The Company shall promptly furnish to the Investor, without charge, to the extent permitted by Applicable Laws, (i) electronic copies of any correspondence from the SEC or the Staff to the Company or its representatives relating to each Registration Statement (which correspondence shall be redacted to exclude any material, non-public information regarding the Company or any of its Subsidiaries), (ii) after the same is prepared and filed with the SEC, one (1) electronic copy of each Registration Statement and any amendment(s) and supplement(s) thereto, including, without limitation, financial statements and schedules, all documents incorporated therein by reference, if requested by the Investor, and all exhibits and (iii) upon the effectiveness of each Registration Statement, one (1) electronic copy of the Prospectus included in such Registration Statement and all amendments and supplements thereto; provided, however, the Company shall not be required to furnish any document to the extent such document is available on EDGAR).

(d)	Amendments and Other Filings. The Company shall use commercially reasonable efforts to (i) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the related prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep such Registration Statement effective at all times during the Commitment Period, and prepare and file with the SEC such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related prospectus to be amended or supplemented by any required prospectus supplement (subject to the terms of this Agreement), and as so supplemented or amended to be filed pursuant to Rule 424 promulgated under the Securities Act; (iii) provide the Investor copies of all correspondence from and to the SEC relating to a Registration Statement (provided that the Company may redact any information contained therein which would constitute material non-public information, and (iv) comply with the provisions of the Securities Act with respect to the Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 6.01(d) by reason of the Company’s filing a report on Form 10-K, Form 10-Q, or Form 8-K or any analogous report under the Exchange Act, provided, that such report is not automatically incorporated by reference into the applicable Registration Statement, the Company shall use commercially reasonable efforts to file such report in a prospectus supplement filed pursuant to Rule 424 promulgated under the Securities Act to incorporate such filing into the Registration Statement, if applicable, or shall file such amendments or supplements with the SEC either on the day on which the Exchange Act report is filed which created the requirement for the Company to amend or supplement the Registration Statement, if feasible, or otherwise promptly thereafter.

(e)	Blue-Sky. The Company shall use its commercially reasonable efforts to, if required by Applicable Laws, (i) register and qualify the Common Stock covered by a Registration Statement under such other securities or “blue sky” laws of such jurisdictions in the United States as the Investor reasonably requests, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Commitment Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Commitment Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Common Stock for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (w) make any change to its certificate of incorporation or bylaws or any other organizational documents of the Company or any of its Subsidiaries, (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 6.01, (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify the Investor of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Common Stock for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual written notice of the initiation or threat of any proceeding for such purpose.

Section 6.02 Suspension of Registration Statement.

(a)	Establishment of a Black Out Period. During the Commitment Period, the Company from time to time may suspend the use of the Registration Statement by written notice to the Investor in the event that the Company determines in its sole discretion in good faith that such suspension is necessary to (A) delay the disclosure of material nonpublic information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company or (B) amend or supplement the Registration Statement or Prospectus so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (a “Black Out Period”).

(b)	No Sales by Investor During the Black Out Period. During such Black Out Period, the Investor agrees not to sell any Common Stock of the Company pursuant to such Registration Statement, but may sell Common Stock pursuant to an exemption from registration, if available, subject to the Investor’s compliance with Applicable Laws.

(c)	Limitations on the Black Out Period. The Company shall not impose any Black Out Period that is longer than 30 consecutive days (or 90 days in any calendar year) or in a manner that is more restrictive (including, without limitation, as to duration) than the comparable restrictions that the Company may impose on transfers of the Company’s equity securities by its directors and senior executive officers. In addition, the Company shall not deliver any Advance Notice during any Black Out Period. If the public announcement of such material, nonpublic information is made during a Black Out Period, the Black Out Period shall terminate immediately after such announcement, and the Company shall immediately notify the Investor of the termination of the Black Out Period.

Section 6.03 Listing of Common Stock. As of each Advance Date, the Shares to be sold by the Company from time to time hereunder will have been registered under Section 12(b) of the Exchange Act and approved for listing on the Principal Market, subject to official notice of issuance.

Section 6.04 Opinion of Counsel. Prior to the date of the delivery by the Company of the first Advance Notice, the Investor shall have received an opinion letter from counsel to the Company in form and substance reasonably satisfactory to the Investor.

Section 6.05 Exchange Act Registration. The Company will use commercially reasonable efforts to file in a timely manner all reports and other documents required of it as a reporting company under the Exchange Act and will not take any action or file any document (whether or not permitted by Exchange Act or the rules thereunder) to terminate or suspend its reporting and filing obligations under the Exchange Act.

Section 6.06 Transfer Agent Instructions. For any time while there is a Registration Statement in effect for this transaction, the Company shall (if required by the Transfer Agent) instruct legal counsel for the Company to deliver to the Transfer Agent (with a copy to the Investor) instructions to issue Common Stock to the Investor free of restrictive legends upon each Advance if the delivery of such instructions are consistent with Applicable Law. On the effective date of the initial Registration Statement, the Company shall deliver or cause to be delivered to its Transfer Agent (and thereafter, shall deliver or cause to be delivered to any subsequent Transfer Agent of the Company) irrevocable instructions executed by the Company and acknowledged in writing by the Transfer Agent (the “Commencement Irrevocable Transfer Agent Instructions”) directing the Transfer Agent to issue to the Investor or its designee all of the Shares included in the Registration Statement as DWAC Shares in accordance with this Agreement. With respect to any post-effective amendment to the initial Registration Statement, any new Registration Statement or any post-effective amendment to any new Registration Statement, in each case declared effective by the SEC after the effective date of the initial Registration Statement, the Company shall deliver or cause to be delivered to the Transfer Agent (and thereafter, shall deliver or cause to be delivered to any subsequent Transfer Agent) irrevocable instructions in the form substantially similar to the Commencement Irrevocable Transfer Agent Instructions executed by the Company and acknowledged in writing by the Transfer Agent to issue the Registrable Securities included therein as DWAC Shares in accordance with the terms of this Agreement.

Section 6.07 Corporate Existence. The Company will use commercially reasonable efforts to preserve and continue the corporate existence of the Company during the Commitment Period.

Section 6.08 Notice of Certain Events Affecting Registration; Suspension of Right to Make an Advance. During the Commitment Period, the Company will promptly notify the Investor, and confirm by email or other writing, promptly following its becoming aware of the occurrence of any of the following events in respect of a Registration Statement or related Prospectus relating to an offering of Common Stock (in each of which cases the information provided to Investor will be kept strictly confidential): (i) except for receipt of any request for additional information by the SEC or any other Federal or state governmental authority during the period of effectiveness of the Registration Statement or any request for amendments or supplements to the Registration Statement or related Prospectus; (ii) the issuance by the SEC or any other Federal governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Common Stock for sale in any jurisdiction or the initiation or written threat of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or of the necessity to amend the Registration Statement or supplement a related Prospectus to comply with the Securities Act or any other law, and the Company will promptly make available to the Investor any such supplement or amendment to the related Prospectus; (v) the Company’s reasonable determination that a post-effective amendment to the Registration Statement would be required under Applicable Law; (vi) the Common Stock shall cease to be authorized for listing on the Principal Market; or (vii) the Company fails to file in a timely manner all reports and other documents required of it as a reporting company under the Exchange Act. The Company shall not deliver to the Investor any Advance Notice, and the Company shall not sell any Shares pursuant to any pending Advance Notice (other than as required pursuant to Section 2.02(d)), during the continuation of any of the foregoing events (each of the events described in the immediately preceding clauses (i) through (vii), inclusive, a “Material Outside Event”).

Section 6.09 Consolidation. If an Advance Notice has been delivered to the Investor, then the Company shall not effect any consolidation of the Company with or into, or a transfer of all or substantially all the assets of the Company to another entity before the transaction contemplated in such Advance Notice has been closed in accordance with Section 2.02 hereof, and all Shares in connection with such Advance have been received by the Investor.

Section 6.10 Issuance of the Common Stock. The issuance and sale of the Common Stock hereunder shall be made in accordance with the provisions and requirements of Section 4(a)(2) of the Securities Act and/or Rule 506 promulgated thereunder, and any applicable state securities law.

Section 6.11 Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all expenses incident to the performance of its obligations hereunder, including but not limited to (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of each prospectus and of each amendment and supplement thereto; (ii) the preparation, issuance and delivery of any Shares issued pursuant to this Agreement, (iii) the reasonable fees and disbursements of Investor’s counsel up to, but not more than, $75,000, unless pre-approved in writing by the Company (iv) the qualification of the Shares under securities laws in accordance with the provisions of this Agreement, including filing fees in connection therewith, (v) the printing and delivery of copies of any prospectus and any amendments or supplements thereto reasonably requested by the Investor, (vi) the fees and expenses incurred in connection with the listing or qualification of the Shares for trading on the Principal Market, and (vii) filing fees of the SEC and the Principal Market.

Section 6.12 Securities Laws Disclosure; Publicity. Within four (4) Business Days after the date hereof, the Company shall file an amendment to its Direct Listing Registration Statement to disclose all material terms of this Agreement, including filing the Transaction Documents as exhibits thereto, and all other material information provided to the Investor. From and after the effective date of the Direct Listing Registration Statement, the Company represents to the Investor that it shall have publicly disclosed all material, non-public information delivered to the Investor by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the filing of such amendment to the Direct Listing Registration Statement, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or affiliates on the one hand, and the Investor or any of its affiliates on the other hand, shall terminate. The Company and the Investor shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and neither the Company nor the Investor shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Investor, or without the prior consent of the Investor, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Investor, or include the name of the Investor in any filing with the SEC or any regulatory agency or Principal Market, without the prior written consent of the Investor, except (a) as required by federal securities law in connection with the filing of final Transaction Documents with the SEC and (b) to the extent such disclosure is required by law or Principal Market or Financial Industry Regulatory Authority regulations, in which case the Company shall provide the Investor with prior notice of such disclosure permitted under this clause (b).

Section 6.13 Advance Notice Limitation. The Company shall not deliver an Advance Notice if a stockholder meeting or corporate action date, or the record date for any stockholder meeting or any corporate action, would fall during the period beginning one (1) Trading Day prior to the date of delivery of such Advance Notice and ending one (1) Trading Day following the Closing of such Advance.

Section 6.14 Use of Proceeds. The proceeds from the sale of the Shares by the Company to Investor shall be used by the Company first, for the repayment of any outstanding senior convertible indebtedness of the Company, and second, in the manner as will be set forth in the Prospectus included in any Registration Statement (and any post-effective amendment thereto) and any Prospectus Supplement thereto filed pursuant to this Agreement. Neither the Company nor any Subsidiary will, directly or indirectly, use the proceeds of the transactions contemplated herein to repay any advances or loans to any executives or employees of the Company or any Subsidiary or to make any payments in respect of any related party obligations, including without limitation any payables or notes payable to related parties of the Company or any Subsidiary whether or not such amounts are described on the balance sheets of the Company in the Direct Listing Registration Statement or subsequent SEC Document or any Subsidiary or described in any “Related Party Transactions” section of the Direct Listing Registration Statement or subsequent SEC Document; provided, however, that the Company may use the proceeds of the transactions contemplated herein to repay any advances or loans due to Nextelligence, Inc. in an aggregate amount not to exceed $2,500,000, provided that such proceeds were not derived from any Advance Notices delivered within the three (3) calendar months prior to such repayment.

Section 6.15 Market Activities. Neither the Company, nor any Subsidiary, nor any of their respective officers, directors or controlling persons will, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute or result, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Common Stock or (ii) sell, bid for, or purchase Common Stock in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the Shares.

Section 6.16 Selling Restrictions. Except as expressly set forth above in Section 4.24 and below, the Investor covenants that from and after the date hereof through and including the Trading Day next following the expiration or termination of this Agreement as provided in Section 9.01 (the “Restricted Period”), none of the Investor any of its officers, or any entity managed or controlled by the Investor (collectively, the “Restricted Persons” and each of the foregoing is referred to herein as a “Restricted Person”) shall, directly or indirectly, (i) engage in any “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Stock or (ii) engage in any hedging transaction, which establishes a net short position with respect to any securities of the Company (including the Common Stock), with respect to each of clauses (i) and (ii) hereof, either for its own principal account or for the principal account of any other Restricted Person. Notwithstanding the foregoing, it is expressly understood and agreed that nothing contained herein shall (without implication that the contrary would otherwise be true) prohibit any Restricted Person during the Restricted Period from: (1) selling “long” (as defined under Rule 200 promulgated under Regulation SHO) the Shares; or (2) selling a number of shares of Common Stock equal to the number of Advance Shares that such Restricted Person is unconditionally obligated to purchase under a pending Advance Notice but has not yet received from the Company or the Transfer Agent pursuant to this Agreement.

Section 6.17 Assignment. Neither this Agreement nor any rights or obligations of the parties hereto may be assigned to any other Person, provided, however, that the Investor may assign its rights and obligations hereunder to an affiliate.

Section 6.18 Non-Public Information. The Company covenants and agrees that, other than as expressly required by Section 6.08 hereof, or, with the Investor’s consent pursuant to Section 6.12, it shall refrain from disclosing, and shall instruct its officers, directors, employees and agents to refrain from disclosing, any material non-public information (as determined under the Securities Act, the Exchange Act, or the rules and regulations of the SEC) to the Investor, unless prior to disclosure of such information the Company identifies such information as being material non-public information and provides the Investor with the opportunity to accept or refuse to accept such material non-public information for review. Unless specifically agreed to in writing, in no event shall the Investor have a duty of confidentiality, or be deemed to have agreed to maintain information in confidence, with respect to the delivery of any Advance Notices.

Section 6.19 Subsequent Equity Sales. From the later of: (i) the Effective Date, and (ii) the first Advance Notice Date, until the date that this Agreement is terminated in accordance with the terms herein, the Company agrees that for the period commencing on each Advance Notice Date and ending on the date immediately following the 20th Trading Day after such Advance Notice Date (the “Standstill Period”), without the prior written consent of the Investor, neither the Company nor any Subsidiary shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents, including issuances to any officer, director, or employee of the Company or an affiliate of any of the forgoing Persons (collectively, the “Insiders” and each, an “Insider”) other than (A) in connection with hiring, retaining or the departure of an Insider, (B) pursuant to an equity incentive plan approved by the board of the directors and stockholders of the Company, (C) in connection with the Direct Listing, (D) in connection with the exercise of or issuance of Common Stock Equivalents to an Insider, (E) in connection with the issuance and sale of convertible promissory notes of the Company to an Insider, or (F) in connection with the issuance of securities upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities or (ii) file any registration statement or any amendment or supplement with respect thereto, other than (A) pursuant to this Agreement or as otherwise approved by the Investor in writing, (B) the filing of a registration statement on Form S-8 in connection with any equity incentive plan, or (C) the filing of any amendment to the Direct Listing Registration Statement, or (iii) be engaged in any “at the market offering” and “equity line of credit” transaction or sell any shares of Common Stock or Common Stock Equivalents in connection with any such transaction other than pursuant to this Agreement.

Section 6.20 No Variable Rate Transactions. From the Effective Date until the later of (i) the one (1) year anniversary of the Effective Date, and (ii) the date that this Agreement is terminated in accordance with the terms herein, provided that, in the event of a termination, the Company has delivered all Shares relating to all prior Advance Notices in accordance with this Agreement, the Company and each Subsidiary shall be prohibited from effecting or entering into an agreement to effect any Subsequent Placement of shares of Common Stock or Common Stock Equivalents (or a combination thereof) involving a Variable Rate Transaction, without the prior written consent of the Investor. The Investor shall be entitled to seek injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages, without the necessity of showing economic loss and without any bond or other security being required.

Section 6.21 Participation Right.

(a)	From the Effective Date until the date that is the thirty-six (36) month anniversary of the date of this Agreement, upon the occurrence of any Subsequent Placement, the Investor shall have the right to participate in up to an amount of the Subsequent Placement equal to 30% of the Subsequent Placement (the “Participation Maximum”) on the same terms, conditions and price provided for in the Subsequent Placement.

(b)	Between the time period of 4:00 pm (New York City time) and 6:00 pm (New York City time) on the Trading Day immediately prior to the Trading Day of the expected announcement of the Subsequent Placement (or, if the Trading Day of the expected announcement of the Subsequent Placement is the first Trading Day following a holiday or a weekend (including a holiday weekend), between the time period of 4:00 pm (New York City time) on the Trading Day immediately prior to such holiday or weekend and 2:00 pm (New York City time) on the day immediately prior to the Trading Day of the expected announcement of the Subsequent Placement), the Company shall deliver to the Investor a written notice of the Company’s intention to effect a Subsequent Placement (a “Subsequent Placement Notice”), which notice shall describe in reasonable detail the proposed terms of such Subsequent Placement, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Placement is proposed to be effected and shall include a term sheet and transaction documents relating thereto as an attachment.

(c)	If the Investor desires to participate in such Subsequent Placement, it must provide written notice to the Company by 6:30 am (New York City time) on the Trading Day following the date on which the Subsequent Placement Notice is delivered to the Investor (the “Notice Termination Time”) that the Investor is willing to participate in the Subsequent Placement, the amount of such participation, and representing and warranting that the Investor has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Placement Notice. If the Company receives no such notice from the Investor as of such Notice Termination Time, the Investor shall be deemed to have notified the Company that it does not elect to participate in such Subsequent Placement.

(d)	If, by the Notice Termination Time, notification by the Investor of its willingness to participate in the Subsequent Placement (or to cause its designees to participate) is, in the aggregate, less than the Participation Maximum, then the Company may effect the remaining portion of such Subsequent Placement on the terms and with the Persons set forth in the Subsequent Placement Notice.

(e)	The Company must provide the Investor with a second Subsequent Placement Notice, and the Investor will again have the right of participation set forth above in this Section 6.21, if the definitive agreement related to the initial Subsequent Placement Notice is not entered into for any reason on the terms set forth in such Subsequent Placement Notice within twenty (20) Trading Days after the date of delivery of the initial Subsequent Placement Notice.

(f)	In addition, the Company and the Investor agree that, in connection with a Subsequent Placement, the transaction documents related to the Subsequent Placement shall include a requirement for the Company to issue a widely disseminated press release by 9:30 am (New York City time) on the Trading Day of execution of the transaction documents in such Subsequent Placement (or, if the date of execution is not a Trading Day, on the immediately following Trading Day) that discloses the material terms of the transactions contemplated by the transaction documents in such Subsequent Placement.

(g)	Notwithstanding anything to the contrary in this Section 6.21 and unless otherwise agreed to by the Investor, the Company shall either confirm in writing to the Investor that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent Placement, in either case in such a manner such that the Investor will not be in possession of any material, non-public information, by 9:30 am (New York City time) on the second (2nd) Trading Day following date of delivery of the Subsequent Placement Notice. If by 9:30 am (New York City time) on such second (2nd) Trading Day, no public disclosure regarding a transaction with respect to the Subsequent Placement has been made, and no notice regarding the abandonment of such transaction has been received by the Investor, such transaction shall be deemed to have been abandoned and the Investor shall not be deemed to be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries.

(h)	In the event that the Company fails to notify the Investor of a Subsequent Placement in accordance with paragraph (b) of this Section 6.21 or otherwise fails to comply with any of the provisions of this Section 6.21, then the Investor shall have the right, by delivering a written notice to the Company, during the thirty (30) day calendar period commencing on the date of the first public announcement of the Subsequent Placement to, at the Investor’s option, participate in the Subsequent Placement or subscribe for the securities offered in such Subsequent Placement in a separate transaction on substantially equivalent terms as that of the Subsequent Placement.

Section 6.22 Nasdaq LAS. The Company shall notify the SEC and the Principal Market, if and as applicable, in accordance with their respective rules and regulations, of the transactions contemplated by the Transaction Documents, and shall take all necessary action, undertake all proceedings and obtain all registrations, permits, consents and approvals for the legal and valid issuance of the Shares to the Investor in accordance with the terms of the Transaction Documents, as applicable (including, without limitation, the submission of a Listing of Additional Shares Notification Form covering the Shares to the Principal Market prior to the date hereof).

Article VII.
Conditions for Delivery of Advance Notice

Section 7.01 Conditions Precedent to the Right of the Company to Deliver an Advance Notice. The right of the Company to deliver an Advance Notice and the obligations of the Investor hereunder with respect to an Advance are subject to the satisfaction or waiver, on each Advance Notice Date (a “Condition Satisfaction Date”), of each of the following conditions:

(a)	Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company in this Agreement shall be true and correct as of each Advance Notice Date (other than representations and warranties that are made as of another date, which shall be true and correct as of such other date) and there shall not have been any breach of the Company’s representations and warranties or covenants contained in this Agreement or any related agreements with the Investor.

(b)	Registration of the Common Stock with the SEC. There is an effective Registration Statement pursuant to which the Investor is permitted to utilize the Prospectus thereunder to resell all of the shares of Common Stock issuable pursuant to such Advance Notice. The Company shall have filed with the SEC all reports, notices and other documents required under the Exchange Act and applicable SEC regulations during the twelve-month period immediately preceding the applicable Condition Satisfaction Date or such shorter period during which the Company shall have been subject to such requirements.

(c)	Authority. The Company shall have obtained all permits and qualifications required by any applicable state for the offer and sale of all the Common Stock issuable pursuant to such Advance Notice, or shall have the availability of exemptions therefrom. The sale and issuance of such Common Stock shall be legally permitted by all laws and regulations to which the Company is subject.

(d)	No Material Outside Event. No Material Outside Event shall have occurred and be continuing.

(e)	Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior the applicable Condition Satisfaction Date.

(f)	No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits any of the transactions contemplated by this Agreement.

(g)	No Suspension of Trading in or Delisting of Common Stock. The Common Stock is quoted for trading on the Principal Market and all of the Shares issuable pursuant to such Advance Notice will be listed or quoted for trading on the Principal Market. The issuance of Common Stock with respect to the applicable Advance Notice will not violate the stockholder approval requirements of the Principal Market. The Common Stock shall not have ceased to be eligible for trading on the Principal Market and shall not have received any notice from the Principal Market that such eligibility is in any jeopardy during the 180-day period beginning from the Advance Notice Date.

(h)	Not Penny Stock. The Common Stock is not “penny stock” as defined in rules promulgated by the SEC for purposes of 3(a)(51) of the Exchange Act.

(i)	DTC Authorization. The Common Stock shall be DTC authorized and participating in the DWAC/FAST systems. If despite the Investor’s commercially reasonable efforts, the Investor’s prime broker relationships notify the Investor that they are unable to settle the Pre-Settlement Shares and/or the Settlement Shares for any reason, the applicable Advance Notice shall be considered cancelled with no further force and effect and such Closing shall not occur.

(j)	Authorized. There shall be a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the Shares issuable pursuant to such Advance Notice.

(k)	Insolvency. The Company shall not have been declared bankrupt or insolvent and the Company shall not have participated or been threatened with participation in insolvency or bankruptcy proceedings.

(l)	Executed Advance Notice. The representations contained in the applicable Advance Notice shall be true and correct in all material respects as of the applicable Condition Satisfaction Date.

(m)	Delivery of Commencement Irrevocable Transfer Agent Instructions. The Commencement Irrevocable Transfer Agent Instructions shall have been executed by the Company and delivered to and acknowledged in writing by the Transfer Agent, directing the Transfer Agent to issue to the Investor or its designated broker-dealer all of the Commitment Shares and the Shares included in the initial Registration Statement as DWAC Shares in accordance with this Agreement.

(n)	Consecutive Advance Notices. Except with respect to the first Advance Notice, the Company shall have delivered all Shares relating to all prior Advances.

(o)	No Disputes. No bona fide dispute between the Company and the Investor shall exist with respect to any Transaction Document.

(p)	No Fundamental Transaction. Since the date of this Agreement, no Fundamental Transaction shall have occurred.

(q)	Non-Public Information. The Investor shall have neither received, nor be in possession of, any material, non-public information regarding the Company or any of its Subsidiaries.

Article VIII. Choice of Law/Jurisdiction

Section 8.01 Choice of Law. Except as otherwise expressly provided in any other Transaction Document, this Agreement, the other Transaction Documents and all claims, disputes, Proceedings, and matters related hereto or thereto or arising hereunder or thereunder or arising from or relating to the relationship among any of the parties hereto or thereto, are governed by, and shall be construed, interpreted and enforced exclusively in accordance with, the laws of the State of Delaware (without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Delaware).

Section 8.02 Choice of Forum. Any such Proceeding shall be brought exclusively in the Delaware state courts sitting in Wilmington, Delaware or the federal courts of the United States of America for the District of Delaware sitting in Wilmington, Delaware; provided, that the Investor may bring Proceedings in other jurisdictions to enforce any Transaction Document.

Article IX. Termination

Section 9.01 Termination.

(a)	Unless earlier terminated as provided hereunder, this Agreement shall terminate automatically on the earliest of (i) the first day of the month following the 36-month anniversary of the Effective Date, (ii) the date on which the Investor shall have made payment of Advances pursuant to this Agreement for Common Stock equal to the Commitment Amount, (iii) the date on which the Company announces or publicly discloses a material restatement of its financial statements for two (2) or more fiscal quarters, (iv) the date a Variable Rate Transaction has occurred, and (v) the date the Company has failed to comply with the covenants and obligations contained in Section 6.21 herein.

(b)	This Agreement may be terminated at any time by the mutual written consent of the parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent.

(c)	The Company has the right to terminate this Agreement at any time, upon five Trading Days’ prior written notice to the Investor, provided that (i) there are no outstanding Advance Notices, the Common Stock under which have yet to be issued, and (ii) the Company has paid all amounts owed to the Investor pursuant to this Agreement.

(d)	Nothing in this Section 9.01 shall be deemed to release the Company or the Investor from any liability for any breach under this Agreement, or to impair the rights of the Company and the Investor to compel specific performance by the other party of its obligations under this Agreement. The provisions contained in Articles V, X and XI shall survive termination hereunder.

Article X. Notices

Other than with respect to Advance Notices, which must be in writing and will be deemed delivered on the day set forth in Section 2.01(b), any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by e-mail if sent on a Trading Day, or, if not sent on a Trading Day, on the immediately following Trading Day; (iii) five (5) calendar days after being sent by U.S. certified mail, return receipt requested, (iv) one (1) calendar day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and e-mail addresses for such communications (except for Advance Notices which shall be delivered in accordance with Exhibit A hereof) shall be:

If to the Company to:	FreeCast, Inc. 6901 TPC Drive, Suite 200 Orlando, Florida 32822
Attention: William A. Mobley, Jr.
Telephone: (407) 374-1607 Email: bmobley@freecast.com

With a copy to (which shall not constitute notice or delivery of process) to:	Bahnsen Legal Group, PLLC 131 NE 1st Avenue, Suite 100 Boca Raton, Florida 33432 Attention: Jeffery A. Bahnsen, Esq. Telephone: (727) 888-3026 Email: jeff@bahnsenlaw.com

If to the Investor(s):	Legal Notices
Amiens Technology Investments LLC
Attention: Waqas Khatri
Telephone: (646) 721-3358
Email: research@ayrtonllc.com

With a copy (which shall not constitute notice or delivery of process) to:	Sullivan & Worcester LLP 1251 Avenue of the Americas, 19th Floor New York, NY 10020 Attention: David Danovitch, Esq.
Telephone: (212) 660-3000
Email: ddanovitch@sullivanlaw.com

or at such other address and/or e-mail and/or to the attention of such other person as the recipient party has specified by written notice given to each other party prior to the effectiveness of such change by means provided in this Article X. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) electronically generated by the sender’s email service provider containing the time, date, and recipient email address or (iii) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

Article XI. Miscellaneous

Section 11.01 Counterparts. This Agreement may be executed in identical counterparts, both which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. Facsimile or other electronically scanned and delivered signatures (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com), including by e-mail attachment, shall be deemed to have been duly and validly delivered and be valid and effective for all purposes of this Agreement.

Section 11.02 Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their respective affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement contains the entire understanding of the parties with respect to the matters covered herein and, except as specifically set forth herein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the parties to this Agreement.

Section 11.03 Reporting Entity for the Common Stock. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.

Section 11.04 Commitment Fee. The Company will issue to the Investor, as a commitment fee, an amount equal to 1.5% of the Commitment Amount (the “Commitment Fee”) by the issuance to the Investor of a number of shares of Common Stock (the “Commitment Shares”) as follows: (i) one-third (1/3) of the Commitment Shares shall be issued to the Investor on the occurrence of the first Closing hereunder; (ii) one-third (1/3) of the Commitment Shares shall be issued to the Investor on the date the Investor has purchased an aggregate of $15.0 million of Shares pursuant to this Agreement; and (iii) the remaining one-third (1/3) of the Commitment Shares shall be issued to the Investor on the date the Investor has purchased an aggregate of $30.0 million of Shares pursuant to this Agreement (each, a “Commitment Fee Measurement Date”). The number of Commitment Shares issued to the Investor on each Commitment Fee Measurement Date shall equal one-third (1/3) of the Commitment Fee divided by the lower of (x) $10.00 and (y) the Market Price then in effect. In the event the Company fails to comply with its covenants and obligations contained in Section 6.20 or Section 6.21 contained herein, all Commitment Shares due to the Investor pursuant to this Section 11.04 that have not been previously issued will be automatically issued to the Investor on the date of such breach and the Company acknowledges such issuance shall not limit any other right or remedy which may be available to the Investor at law or equity resulting from such breach. The resale of the Commitment Shares issued hereunder shall be included on the initial Registration Statement.

Section 11.05 Brokerage. Each of the parties hereto represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party. The Company on the one hand, and the Investor, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any person claiming brokerage commissions or finder’s fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Equity Purchase Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

COMPANY:

FREECAST, INC.

By:	/s/ William A. Mobley, Jr.
Name:	William A. Mobley, Jr.
Title:	Chief Executive Officer

INVESTOR:

AMIENS TECHNOLOGY INVESTMENTS LLC

By:	/s/ Waqas Khatri
Name:	Waqas Khatri
Title:	Director

SIGNATURE PAGE TO FREECAST, INC. EQUITY PURCHASE AGREEMENT

EXHIBIT A
ADVANCE NOTICE

FREECAST, INC.

Dated: ______________	Advance Notice Number: _______

The undersigned, _______________________, hereby certifies, with respect to the sale of Common Stock of FreeCast, Inc. (the “Company”) issuable in connection with this Advance Notice, delivered pursuant to that certain EQUITY PURCHASE AGREEMENT, dated as of December [8], 2025 (the “Agreement”), as follows (with capitalized terms used herein without definition having the same meanings as given to them in the Agreement):

1. The undersigned is the duly elected ______________ of the Company.

2. There are no fundamental changes to the information set forth in the Registration Statement which would require the Company to file a post-effective amendment to the Registration Statement.

3.  The Company has performed in all material respects all covenants and agreements to be performed by the Company contained in the Agreement on or prior to the Advance Notice Date. All conditions to the delivery of this Advance Notice are satisfied as of the date hereof.

4. The number of Advance Shares the Company is requesting is _____________________.

5. The VWAP of the Common Stock on the Advance Notice Date is ______________.

6.  The cost basis for the Advance Shares the Company is requesting is _______________.

7.  The number of shares of Common Stock of the Company outstanding as of the date hereof is ___________.

8. The number of shares of Common Stock of the Company outstanding as of the Effective Date is ___________.

9. The Registration Limitation is ___________ shares of Common Stock, of which _______ shares of Common Stock remain available and unissued prior the settlement of this Advance Notice and _______ shares of Common Stock will be available following the settlement of this Advance Notice.

The undersigned has executed this Advance Notice as of the date first set forth above.

FREECAST, INC.

By: __________________________________

Please deliver this Advance Notice by email to:

Email:

Attention:

Confirmation Telephone Number:

EXHIBIT B

FORM OF SETTLEMENT DOCUMENT

VIA EMAIL

[—]
Attn:
Email:	Advance Notice Date: _______________,
202__

Below please find the settlement information with respect to the Payment Adjustment:
1.	Number of Advance Shares requested in the Advance Notice
2.	Number of Pre-Settlement Shares Delivered (product of (A) quotient of (y) the Maximum Advance Amount divided by (z) the Pre-Settlement Purchase Price, and (B) 100%) (including any additional Pre-Settlement Shares requested by Investor, if any)
3.	Number of Advance Shares, as adjusted pursuant to Section 2.10(c) (if any)
4.	Number of Shares to be returned to the Company, if any (if Row 2 is greater than Row 3, the difference between Row 2 and Row 3)
5.	Total Advance Shares (Row 2 minus Row 4)
6.	Market Price
7.	Purchase Price per Share (product of Row 6 and 95.0%)
8.	Aggregate Purchase Price due to Company (Row 5 multiplied by Row 7):

Sincerely,

Agreed and approved.

By [______________]:

__________________________________

Name: